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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                   JURISDICTION OF
NAME                                ORGANIZATION               PARENT                          LINE OF BUSINESS
- ---------------------------------------------------------------------------------------------------------------
America West Airlines, Inc.          Delaware          America West Holdings Corporation            Airline
The Leisure Company                  Delaware          America West Holdings Corporation            Travel
AWHQ LLC                             Arizona           America West Holdings Corporation         Administrative